UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIME FOR CHANGE
New leadership required to fix Campbell
Incumbent Board has overseen a series of strategic and operational blunders that have placed the Company in a precarious situation
Incumbent Board has lost all credibility and it would be reckless to leave those that created this situation in charge of fixing it
Independent Slate brings highly qualified candidates with the experience and skills to ensure a smooth transition and help create a better path forward for Campbell
Independent Slate, once elected, will manage Campbell to enhance long-term value and pursue optimal outcomes for ALL shareholders
“Insanity is doing the same thing over and over again and expecting different results”
– Albert Einstein
Note: Quotation historically attributed to Albert Einstein
Source: Third Point LLC; Google Images

THIRD POINT
ABOUT US CASE FOR CHANGE OUR NOMINEES HOW TO VOTE NEWS & RESOURCES CONTACT
CASE FOR CHANGE
Review Third Point’s Opinions, Research and Views Regarding the Case for Change at CPB
Third Point Makes Demand on Campbell for Certain Books and Records
Third Point believes the Company’s books and records will help determine whether any Campbell officers, directors or employees nave breached fiduciary duties and if the current directors have put shareholders first—or served insiders and heirs instead.
Read More —
Oct 4,2018
Third Point Shares Public Presentation
Our presentation lays out why the Company’s current leadership is incapable of turning Campbell around and how two decades of blunders have destroyed shareholder value.
Read More—*
Oct 1,2018
Third Point Presents “The Independents”
As a supplement to our definitive proxy, we published The Independents to layout how the Independent Slate can #RefreshTheRecipe at Campbel Soup Company.
Read More —*
Oct 1,2013

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.